APPENDIX


                                   PROXY
                       INTERWEST HOME MEDICAL, INC.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERWEST
        HOME MEDICAL, INC. FOR THE SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON MAY 21, 2001

      The undersigned shareholder of Interwest Home Medical, Inc. (the "Company") hereby appoints James E. Robinson and Que H. Christensen, or either of them as proxies, each of them with full power of substitution, to attend and act as proxy for the undersigned and to cast all votes which the undersigned shareholder is entitled to cast at the Special Meeting of Shareholders of the Company to be held at10: 00 a.m. local time,on May 21, 2001 at the Crystal Inn, 818 E. Winchester Drive (6600 South), Murray, Utah, and at any and all adjournments and postponements thereof. In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the Special Meeting or any adjournments thereof. The undersigned shareholder hereby revokes any proxy or proxies heretofore given. This proxy will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the proposal listed below.

      Please read the Proxy Statement which describes the proposal and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING
PROPOSAL:

      1. A proposal to approve and adopt the Agreement and Plan of Merger, dated as of March 5, 2001 ("Merger Agreement") by and among the Company, Praxair Distribution, Inc. and Praxair Healthcare Acquisition Corporation, a wholly-owned subsidiary of Praxair Distribution, Inc. Pursuant to the Merger Agreement, Praxair Distribution, Inc. will pay cash for all of the Company's outstanding stock as described in the Proxy Statement.

                  FOR                    AGAINST               ABSTAIN
                  [_]                      [_]                   [_]

      2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. As of the date of the Proxy Statement, management of the Company is not aware of any such other business.

Dated: _________              Signature:_______________________________________

                              Signature: _______________________________________

                              Print Name:______________________________________

                              Print Name:______________________________________

                              Title: ___________________________________________

      (Please date and sign here exactly as name appears on this Proxy. When signing as attorney, administrator, trustee or guardian, give full title as such; and when stock has been issued in the name of two or more persons, all should sign.)

If you plan to attend the Special Meeting, please mark this box    [_]


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